EXHIBIT 10.10
BANK OF AMERICA
                                                       ADVANTAGE BUSINESS CREDIT
                                                             LINE/LOAN AGREEMENT
                                                                   VARIABLE RATE
TO:  Bank of America, National Association
     Business Loan Center #1738
     101 S. Marengo Avenue, 5th Floor
     Pasadena, CA 91122

CUSTOMER NAME              LINE OF CREDIT/LOAN NO.      CREDIT LIMIT/LOAN AMOUNT
ADVANCED KNOWLEDGE INC       50100223711027001                 $20,000.00

BRANCH NO         DEPOSIT ACCOUNT NO. ("ACCOUNT")
   0392                     0392814297

INTRODUCTION. This Agreement dated as of June 30, 2000 is entered into between ADVANCED KNOWLEDGE, INC. (the "Borrower") and Bank of America, National Association (the "Bank") concerning the Borrower's Advantage Business Credit facility with the Bank. When the Borrower signed the application for an Advantage Business Credit facility, the borrower agreed to comply with the terms of this Agreement:

[X]  I. THE LINE OF CREDIT
A. NATURE OF THE LINE. If the box above is checked, the Bank has made available to the Borrower a revolving line of credit ("Line") in the principal amount shown above as "Credit Limit" subject to the terms and conditions of this Agreement. This means that the Borrower, or any person provided for in Section I.C. and I.D. below, may request an advance of all or a part of the Line at any time while the Line is available. Any amount repaid by the Borrower becomes available for the Borrower to reborrow after the expiration of a hold period for payments by personal checks of up to eleven business days. If the Bank delays the availability of funds, it will mail to the Borrower a notice within one business day.

B. ADVANCES. Advances under the Line may be in any amount not to exceed the credit limit remaining available. Advances may be made by writing a credit line check or by telephone authorization deposited into the Borrower's account listed above, if any, or such other of the Borrower's accounts with the Bank as designated by the Borrower in writing (the "Account").

C. TELEPHONE AUTHORIZATION. The Bank may honor telephone instructions for advances or repayments given by any one of the individuals who signed the application for this Advantage Business Credit Line on the Borrower's behalf, or any other individual designated by any one of such authorized individuals. Repayments authorized by telephone shall be withdrawn from the Borrower's Account. The Borrower indemnifies and excuses the Bank (including its officers, employees, and agents) from all liability, loss, and costs in connection with any act resulting from telephone instructions it reasonably believes are made by any individual authorized by the Borrower to give such instructions. This indemnity and excuse will survive this Agreement's termination.

D. CREDIT LINE CHECKS. The Bank will issue checks to the Borrower at no cost. The Borrower may obtain advances under the Line (up to the Credit Limit remaining available) by writing checks. The Borrower agrees not to write checks in an amount less than $300, and not to write more than five checks in any one billing cycle. The Bank may charge a fee for any checks written for a lesser amount, or if more than the permitted number of checks are written. Each paid check and any fee will be charged to the Line. Checks may be signed by any one individual who signed the application for credit. Only one signature shall be required on any check.

E.   OVERDRAFT PROTECTION.
     [_] If the box to the left is checked, the following paragraph applies:
     The Line has been linked for overdraft protection to the following business checking account with the Bank: ____________________. If the business checking account is overdrawn, the Bank will transfer funds from the Line to cover the overdraft in multiples of $100 as long as there is sufficient available credit on the Line. Overdraft protection is not accessible by in-branch transaction, ATM withdrawal or transfer through your home or office computer.

F. DEFAULT. The Bank may, in its sole discretion, refuse to make advances hereunder if an Event of Default has occurred (as defined in Section VII. below).

G. AVAILABILITY OF THE LINE. Advances under the Line will be available until the earlier of the following (the "Termination Date"): (1) the anniversary of the date of this Agreement, unless the Agreement is renewed by the Bank as described in paragraph I.J. below; or (2) the date the Bank terminates the Line because of an Event of Default pursuant to Section VII.; or (3) the date the Line is cancelled by the Borrower pursuant to Section IV.A. On the Termination Date, no further advances will be made available to the Borrower.

H. CREDIT LIMIT. A credit limit has been set on the Line and is shown above as "Credit Limit". The Borrower agrees not to allow the principal amount which the Borrower owes at any one time under this Agreement to exceed the Credit Limit. The Bank does not have to honor any request for an advance which, when added to the unpaid balance, would exceed the Credit Limit.

I.   PAYMENTS
     1. The minimum payment due each month shall be the amount of accrued interest and shall be due and payable in full on the tenth (10th) day of each month, or on the next business day if said date falls on a Saturday or Sunday, or on a holiday on which the Bank is closed. In addition, the Borrower must pay any amounts past due, any amount that exceeds the Credit Limit and any other charges assessed as described in this Agreement.

     2. The entire outstanding principal balance of tile Line, together with all accrued and unpaid interest thereon, and fees and charges owing in connection therewith, shall be due and payable in full on the Termination Date.

     3. All sums received from the Borrower for application to the Line shall be applied to the Borrower's obligations under the Line in such order as determined by the Bank.

J. RENEWAL. Upon a review of the Borrower's performance under this Agreement and other credit factors, the Bank may, in its sole and absolute discretion, renew this Agreement under terms and conditions satisfactory to the Borrower and the Bank. Any such renewal will be for a period of one year from the date of the renewal.

[_]  II. THE LOAN

A. AMOUNT. If the box above is checked, the Bank has made available to the Borrower a term loan ("Loan" I in the principal amount shown above as "Loan Amount" subject to the terms and conditions of this Agreement.

B.   PRINCIPAL AND INTEREST PAYMENTS
     1. The Borrower promises to pay to the Bank principal on the Loan in _____ installments of __________________________________ Dollars plus interest, each payable on the ______ day of each month, or on the next business day if said date falls on a Saturday or Sunday, or on a holiday on which the Bank is closed, beginning ______________, and continuing until _____________________________ on which date all unpaid principal and interest shall be paid in full. The principal and interest on the Loan may also at the Bank's option be due and payable in full upon an Event of Default in accordance with Section VII. herein.

     2. All sums received from the Borrower for application to the Loan shall be applied to the Borrower's obligation under the Loan in such order as determined by the Bank.

III. INTEREST AND PAYMENTS

A. PAYMENTS. The Borrower can pay the balance of the credit outstanding under this Agreement in full or part at any time without premium or penalty. The Bank may accept partial payments, whether or not marked "paid in full" without losing our rights under this Agreement.

     Payments should be made to:

     Bank of.America
     P.O. Box 2240
     Brea, CA 92823

     If the Bank receives the payment at the above address by 9:00 am. on any business day, except Saturday or Sunday, the Bank will credit the payment to the amount outstanding under this Agreement as of that day. Payments may also be made at auiy of the Bank's California branches. Payments received at a branch after 4 p.m. (7 p.m. on Fridaysl or on a Saturday, Sunday or holiday wtl be posted the following business day.

B.   AUTOMATIC REPAYMENT
     [_] If the box to the left is checked, the following paragraphs apply:
     1. The Borrower hereby chooses to have its principal and interest payments made pursuant to the Bank's Automatic Payment Service, and authorizes the Bank to collect all sums due hereunder by charging the full amount thereof to the Borrower's Account listed above, or such other of the Borrower's accounts with the Bank as designated by the Borrower in writing. Should there be insufficient funds in the Account to pay when due all or any portion of the amount due, the full amount of such deficiency shall be immediately due arid payable by the Borrower.

     2. If, for any reason during the term of this Agreement, this Automatic Payment Service is terminated by the Borrower or the Bank, the interest rate under this Agreement will increase by one (1) percentage point and the amount of each payment will be increased accordingly.

C.   INTEREST RATE
     1. The principal balance outstanding under this Agreement shall bear interest at a fluctuating interest rate per annum equal to the Bank's Reference Rate plus 5.5000 percentage points, as said Reference Rate may change from time to time.


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          The Reference  Rate is the rate of interest  publicly  announced  from time to time by the Bank in San Francisco, California as its Reference Rate. The Reference Rate is Set by the Bank based on various factors, including the Bank's costs and desired return, general economic conditions and other factors and is used as a reference point for pricing some loans. The Bank may price loans to its customers at, above, or below the Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Bank's Reference Rate.

     2. COMPUTATION OF INTEREST AND FEES. 411 computations of interest and fees made or called for hereunder shall be calculated on the basis of the actual number of days the unpaid principal balance is outstanding divided by a 365/366 day year as appropriate.

     3. DEFAULT RATE. At the Bank's sole option in each instance, any amount not paid when due under this Agreement (including interest) shell bear interest from the due date at the interest rate shown above in paragraph C.l. This may result in compounding of interest.

D. PROMISE TO PAY FEES AND COSTS. The Borrower promises to pay according to the terms of this Agreement, all amounts outstanding and fees and costs which may be assessed under this Agreement including reasonable attorneys' fees (which may include the allocated costs of in-house counsel), court costs, and collection costs.

B.   FEES.
     1. Upon the date of this Agreement, the Borrower will pay a nonrefundable loan fee of $ 100.00. This fee may be deducted from the Loan proceeds or treated as a principal advance from the Line. The advance will be subject to all the terms of this Agreement. In addition, if this is a Line, and if the Bank renews the Line, an annual fee of $ 50.00 will be assessed as a principal advance on the Line in the 13th monthly billing cycle after the date of this Agreement and annually thereafter whether or not the Borrower uses the Line. There is no annual fee for the first year. The annual fee is non-refundable, and the Borrower shall owe it once it is posted to the Line, even if the Line is subsequently changed, suspended or terminated for any reason.

     2. Each overdraft advance shall be subject to an overdraft transfer fee equal to 2 percent (2%) of the amount of the advance, subject to a minimum of $3 and a maximum of $15.

IV.  OTHER TERMS

A. CANCELLATION BY THE BORROWER. The Borrower may cancel this Agreement by written notice to the Bank. The Borrower's request will take effect at the time it is received by the Bank. If there is more than one Borrower, the Bank may treat a request by one of them under this paragraph as a request by all of them. At the time of cancellation, the outstanding balance will be immediately due and payable.

B. STATEMENT COPIES. A fee may be charged for each statement copy requested, plus an hourly charge for any necessary research time.

C. LATE FEES. A late charge of 6% of the unpaid portion of the payment amount, with a minimum fee of $5.00 and a maximum fee of $15.00, may be assessed if payment is not received within fifteen days after the date the payment is due. This fee may be changed by the Bank at its option.

D. OVERLIMIT FEES. An overlimit fee of $15 may be assessed each time the Borrower exceeds the Credit Limit, regardless of whether the Bank permits the Borrower to exceed the Credit Limit.

E. RETURNED ITEM FEE. The Borrower may be charged a $10 returned item fee each time a payment is returned or if there are insufficient funds in the Account when a payment is attempted through Automatic Payment Service.

F. STOP PAYMENTS. The Borrower may stop payment on a check as long as the request is received by the Bank prior to the time the check is posted to the Line. The request must include the information which the Bank requires. The Borrower may be charged a fee to place or renew a stop payment order. A stop payment shall be effective for 180 days. The Borrower must renew the stop payment if it wishes the stop payment to be effective for longer period. In some cases, the Bank may pay a check even if a stop payment is in effect. For example, if a branch of the Bank or another person or entity becomes a "holder in due course" of a check, the Bank may still pay the check arid post the amount to the Line.

G.   CHECK CERTIFICATION. The Bank will not certify checks.

H. LOST OR STOLEN CHECKS. The Borrower must notify the Bank immediately at the Bank of America Address shown at the top of the Agreement if any checks are lost or stolen.

I. CANCELLED CHECKS. The Bank will not return the cancelled checks to the Borrower, but will retain photocopies for eight (8) years. The Borrower agrees to examine the monthly billing statement on the Line promptly in order to identify improper or unauthorized transactions. If the Borrower requests a copy of a check, the Borrower must write a letter to the Bank, including the Line number, the check number and amount, and the date that the check posted to the billing statement. The Bank may charge a fee for providing a copy of checks.

J. AUTHORIZED USE. The checks issued to the Borrower must be used only the by the Borrower. If the Borrower permits anyone else to use its checks without the Bank's content, the Borrower will be obligated to pay for any advances obtained by that person plus any interest and other charges attributable to such advances.

K. RETURN OF CHECKS. At the Bank's request, the Borrower will return to the Bank any unused checks if the Line is terminated. If any such event occurs, the Bank may return unpaid any checks presented against the Line.

V.   FINANCIAL STATEMENTS

     The Borrower represents and warrants that:

A. Statements and data submitted in writing by the Borrower to the Bank in connection with this request for credit are true and correct, and said statements truly present the financial condition of the Borrower as of the date thereof and the results of the operations of the Borrower for the period covered thereby, and have been prepared on a consistently maintained basis, in accordance with generally accepted accounting principles or another basis acceptable to the Bank. Since such date there have been no material adverse changes in the ordinary course of business. The Borrower has no knowledge of any liabilities, contingent or otherwise, at such date not reflected in said statements, and the Borrower has not entered into any special commitments or substantial contracts which are not reflected in said statements, other than in the ordinary and normal course of its business, which may have a materially adverse effect upon its financial condition, operations or business as now conducted.

B. The representation and warranty contained in Section V.A. above shall apply to each financial statement submitted pursuant to Section Vl.B. herein and shall be continuous and shall be automatically restated for each such financial statement as of the date of such statement.

VI.  COVENANTS

     The Borrower agrees that so long as credit is available under this Agreement and until the Bank is repaid in full, it will, unless the Bank shall otherwise consent in writing:

A. INSURANCE. Maintain public liability, property damage and worker's compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses.

B. RECORDS AND REPORTS. Maintain a standard and modern system of accounting in accordance with generally accepted accounting principles or another basis acceptable to the Bank; permit the Banks representatives to have access to and to examine its properties, books and records at all reasonable times; and furnish the Bank:

     1. Promptly, a notice in writing of the occurrence of any event of default hereunder or of any event which would become an event of default hereunder upon giving of notice, lapse of time, or both.

     2. Financial statements and other information relating to the affairs of the Borrower and any guarantors as the Bank may request from time to time.

C. TYPE OF BUSINESS. Not make any substantial change in the character of its business.

D. PURPOSE. Use the proceeds of the credit provided in this Agreement solely for business purposes.

E. OUTSIDE INDEBTEDNESS. Not create, incur, assume or permit to exist any indebtedness for borrowed money other than loans from the Bank except obligations now existing as shown on the credit application or the personal financial statement or data submitted with such application pursuant to
     Section V.A. herein; or sell or transfer, either with or without recourse, any accounts or notes receivable or any money due or to become due.

F. LIENS AND ENCUMBRANCES. Not create, incur, assume or permit to exist any mortgage, deed of trust, security interest (whether possessory or nonpossessory) or other encumbrance of any kind (including without limitation, the charge upon property purchased under conditional sale or other title retention agreement) upon or on any of its property or assets, or sell, assign, pledge or otherwise transfer for security any of its accounts, contract rights, general intangibles, or chattel paper with or without recourse, whether now owned or hereafter acquired (hereinafter collectively called "Liens"), other than (1) Liens for taxes not delinquent or being contested in good faith in appropriate proceedings; (2) Liens in connection with worker's compensation, unemployment insurance or social security obligations; (3) Mechanics', workrnens', materialmens', landlords', carriers', or other like liens arising in the ordinary and normal course of business with respect to obligations which are not due or which are being contested in good faith; (4) Liens on margin stock as defined within Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, and (5) Liens in favor of the Bank.

G. LOANS, SECONDARY LIABILITIES. Not make any loans or advances to any person or other entity other than in the ordinary and normal course of its business as now conducted; or guarantee or otherwise become liable upon the obligation of any person or other entity, except by endorsement of negotiable instruments for deposit or collection in the ordinary and normal course of its business.

H. ACQUISITION OR SALE OF BUSINESS: Merger or Consolidation. Not purchase or otherwise acquire the assets or business of any person or other entity, or liquidate, dissolve, merge or consolidate, or commence any proceedings therefor; or sell any assets except in the ordinary and normal course of its business as now conducted, or sell, lease, assign, or transfer any substantial part of its business or fixed assets, or any property or other assets necessary for the continuance of its business as now conducted, including without limitation the selling of any property or other asset accompanied by the leasing back of the same.

I. COMPLIANCE WITH LAWS. Comply with the laws, regulations and orders of any government body with authority over the Borrower's business.

VII. EVENTS OF DEFAULT

     The occurrence of any of the following events of default shall, at the Bank's option, terminate the Bank's obligation to extend credit under this Agreement, and make all sums of principal and


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     interest  immediately due and payable,  all without demand,  presentment or notice, all of which are hereby expressly waived and the Bank may exercise all its rights against the Borrower, any guarantor and any collateral as provided by law.

A. FAILURE TO PAY INDEBTEDNESS. Failure to pay when due any obligation of the Borrower to the Bank.

B. OTHER DEFAULTS. The occurrence of any event of default whether or not waived by the obligee under any other indebtedness extended by any institution or individual to the Borrower.

C. BREACH OF COVENANT. Failure of the Borrower to perform any other term or condition of this Agreement binding upon the Borrower.

D. BREACH OF WARRANTY. Any of the Borrower's representations or warranties made herein or any statement or certificate at any time given pursuant hereto or in connection herewith shall be false or misleading in any material respect.

E. INSOLVENCY; RECEIVER OR TRUSTEE. The Borrower, any guarantor of the indebtedness of the Borrower to the Bank or general partner of the Borrower shall become insolvent; or admit its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business.

F. JUDGMENTS, ATTACHMENTS. Any money judgment, writ, or warrant of attachment, or similar process shall be entered or filed against the Borrower or any guarantor of any of the Borrower's obligations to the Bank or any of its assets and shall remain unvacated, unbonded or unstayed for a period of ten days or in any event later than five days prior to the date of any proposed sale thereunder.

G. BANKRUPTCY. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower, any guarantor of the indebtedness of the Borrower to the Bank or general partner of the Borrower.

H. MATERIEL ADVERSE CHANGE. A material adverse change occurs in the Borrower's financial condition or the financial condition of any guarantor of the Borrower's obligations to the Bank, which, in the opinion of the Bank, would affect the ability of the Borrower to repay any advances made by the Bank hereunder or any other of the Borrower's obligations hereunder, or of such guarantor to perform under its guaranty.

I. GUARANTY. Any guaranty of the indebtedness of the Borrower to the Bank, at any time after the execution and delivery of such guaranty and for any reason other than satisfaction in full of all indebtedness incurred hereunder, ceases to be in full force and effect or is declared to be null and void; or the validity or enforceability thereof is contested in a judicial proceeding; or any guarantor denies that it has any further liability under such guaranty; or any guarantor defaults in any provision of any guaranty; or any financial information provided by any guarantor is false or misleading in any material respect.

J. DEATH. The Borrower or any guarantor dies; if the Borrower is a sole proprietorship, any owner dies; if the Borrower is a trust, a trustor dies; if the Borrower is a partnership, any general partner dies; or if the Borrower is a corporation, any principal officer or majority stockholder dies.

K. GOVERNMENT ACTION. Any government authority takes action that the Bank believes materially adversely affects the Borrower's or any guarantor's financial condition or ability to repay.

VIII. MISCELLANEOUS PROVISIONS

A. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Bank, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

B. OTHER AGREEMENTS. Nothing herein shall in any way limit the effect of the conditions set forth in any security or other agreement executed by the Borrower, but each and every condition hereof shall be in addition thereto.

C. GOVERNING LAW AND WAIVER. The Borrower understands and agrees that (1) this Agreement will be governed by and interpreted in accordance with the laws of the State of California; and (2) the Borrower waives its right, under
     Section 1808.21 of the California Vehicle Code, to the confidentiality of its residence address in the records of the Department of Motor Vehicles, and the Borrower authorizes the Bank to request its residence address from the Department of Motor Vehicles if required by the Bank in enforcing this Agreement.

D.   SEVERABILITY.   If  any   provision  of  this   Agreement  is  held  to  be
     unenforceable, such determination shall not affect the validity of the remaining provisions of this Agreement.

E. SUCCESSORS AND ASSIGNS. This Agreement is binding on the Borrower's and the Bank's successors and assignees. The Borrower agrees that it may not assign this Agreement without the Bank's prior consent.

F.   ARBITRATION
     1. THIS PARAGRAPH CONCERNS THE RESOLUTION OF ANY CONTROVERSIES OR CLAIMS BETWEEN THE BORROWER AND THE BANK, INCLUDING BUT NOT LIMITED TO THOSE THAT ARISE FROM: (a) THIS AGREEMENT (INCLUDING ANY RENEWALS, EXTENSIONS OR MODIFICATIONS OF THIS AGREEMENT); (b) ANY DOCUMENT, AGREEMENT OR PROCEDURE RELATED TO OR DELIVERED IN CONNECTION WITH THIS AGREEMENT; (c) ANY VIOLATION OF THIS AGREEMENT: OR (d) ANY CLAIMS FOR DAMAGES RESULTING FROM ANY BUSINESS CONDUCTED BETWEEN THE BORROWER AND THE BANK, INCLUDING CLAIMS FOR INJURY TO PERSONS, PROPERTY OR BUSINESS INTERESTS (TORTS).

     2. AT THE REQUEST OF THE BORROWER OR THE BANK, ANY SUCH CONTROVERSIES OR CLAIMS WILL BE SETTLED BY ARBITRATION IN ACCORDANCE WITH THE UNITED STATES ARBITRATION ACT. THE UNITED STATES ARBITRATION ACT WILL APPLY DESPITE THE PROVISIONS OF PARAGRAPH C., "GOVERNING LAW AND WAIVER," ABOVE.

     3.   ARBITRATION   PROCEEDINGS   WILL  BE   ADMINISTERED  BY  THE  AMERICAN
          ARBITRATION ASSOCIATION AND WILL BE SUBJECT TO ITS COMMERCIAL RULES OF ARBITRATION.

     4. FOR PURPOSES OF THE APPLICATION OF THE STATUTE OF LIMITATIONS, THE FILING OF AN ARBITRATION PURSUANT TO THIS PARAGRAPH IS THE EQUIVALENT OF THE FILING OF A LAWSUIT, AND ANY CLAIM OR CONTROVERSY WHICH MAY BE ARBITRATED UNDER THIS PARAGRAPH IS SUBJECT TO ANY APPLICABLE STATUTE OF LIMITATIONS. THE ARBITRATORS WILL HAVE THE AUTHORITY TO DECIDE WHETHER ANY SUCH CLAIM OR CONTROVERSY IS BARRED BY THE STATUTE OF LIMITATIONS AND, IF SO, TO DISMISS THE ARBITRATION ON THAT BASIS.

     5. IF THERE IS A DISPUTE AS TO WHETHER AN ISSUE IS ARBITRABLE, THE ARBITRATORS WILL HAVE THE AUTHORITY TO RESOLVE ANY SUCH DISPUTE.

     6. THE DECISION THAT RESULTS FROM AN ARBITRATION PROCEEDING MAY BE SUBMITTED TO ANY AUTHORIZED COURT OF LAW TO BE CONFIRMED AND ENFORCED.

     7. THIS PROVISION DOES NOT LIMIT THE RIGHT OF THE BORROWER OR THE BANK TO; (a) EXERCISE SELF-HELP REMEDIES SUCH AS SETOFF; (b) FORECLOSE AGAINST OR SELL ANY REAL OR PERSONAL PROPERTY COLLATERAL; OR (c) ACT IN A COURT OF LAW, BEFORE, DURING OR AFTER THE ARBITRATION PROCEEDING TO OBTAIN (i) AN INTERIM REMEDY; AND/OR (ii) ADDITIONAL OR SUPPLEMENTARY REMEDIES.

     8. THE PURSUIT OF OR A SUCCESSFUL ACTION FOR INTERIM, ADDITIONAL OR SUPPLEMENTARY REMEDIES, OR THE FILING OF A COURT ACTION, DOES NOT CONSTITUTE A WAIVER OF THE RIGHT OF THE BORROWER OR THE BANK, INCLUDING THE SUING PARTY, TO SUBMIT THE CONTROVERSY OR CLAIM TO ARBITRATION IF THE OTHER PARTY CONTESTS THE LAWSUIT. HOWEVER, IF THE CONTROVERSY OR CLAIM ARISES FROM OR RELATES TO AN OBLIGATION OF THE BANK WHICH IS SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA AT THE TIME OF THE PROPOSED SUBMISSION TO ARBITRATION, THIS RIGHT IS LIMITED ACCORDING TO THE PROVISION ABOVE REQUIRING THE CONSENT OF BOTH THE BORROWER AND THE BANK TO SEEK RESOLUTION THROUGH ARBITRATION.

G. HAZARDOUS WASTE INDEMNIFICATION. The Borrower will indemnify and hold harmless the Bank from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance. This indemnity will apply whether the hazardous substance is on, under or about the Borrower's property or operations or property leased to the Borrower. The indemnity includes but is not limited to attorneys' fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). The indemnity extends to the Bank, its parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. For these purposes, the term "hazardous substances" means any substance which is or becomes designated as "hazardous" or "toxic" under any federal, state or local law. This indemnity will survive repayment of the Borrower's obligations to the Bank.

H. MULTIPLE BORROWERS. If there are two or more Borrowers under this Agreement, each will be individually obligated to repay the Bank in full, and all will be obligated together. The Bank may terminate the availability of credit under this Agreement if the Bank receives conflicting instructions from the Borrowers.

I. ONE AGREEMENT. This Agreement and any related security or other agreements required by this Agreement collectively: (1) represent the sum of the understandings and agreements between the Bank and the Borrower concerning this credit; and (2) replace any prior oral or written agreements between the Bank and the Borrower concerning this credit; and (3) are intended by the Bank and the Borrower as the final, complete and exclusive statement of the terms agreed to by them. In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

J. CHANGE OF TERMS. The Bank may change any term or condition of this Agreement, to the extent permitted by law, by providing written notice to the Borrower. Any such change shall apply to any unpaid balance outstanding under this Agreement as well as any future transactions under this Agreement.

K. NOTICE. As required herein, notice to the Bank shall be sent to the address shown on the Borrower's latest billing statement, to be effective when received. Any written notice to the Borrower shall be sent to the Borrower's address in the Bank's records, to be effective when deposited in the U.S. mail, postage prepaid, unless otherwise stated in the notice. The Borrower agrees to notify the Bank promptly in writing of a change in the Borrower's mailing address.

L. COSTS. If the Bank incurs any expense in connection with administering or enforcing this Agreement, or if the Bank takes collection action under this Agreement, it is entitled to costs and reasonable attorneys' fees, including any allocated costs of in-house counsel. At the Bank's option, the Bank may add these costs to the principal amount outstanding under this Agreement.

M. ATTORNEYS' FEES. In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs and reasonable attorneys' fees (including any allocated costs of in-house counsel incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator.

N. TELEPHONE MONITORING. To the extent not prohibited by law, the Bank's supervisory Quality Control personnel may listen to telephone calls between the Borrower and the Bank's customer service employees for the purpose of monitoring the quality of service the Borrower receives.

     This Agreement is effective as of the date stated at the top of the first page.

                                                                 BANK OF AMERICA
Business Lending
PG. Box 6022
Pasadena, CA 91102-6022




February l9, 2002




ADVANCED KNOWLEDGE INC
AITN: BUDDY YOUNG
17337 VENTURA BLVD UNIT NO. 224
ENCINO, CA 91316

                                                      Line No. 50100223711027001
Dear Customer:

Thank you for your recent application to increase your Advantage Business Credit(R) line to $49,500,000. We are pleased to offer your business a new credit limit of $40,000,000, subject to our receipt, review and approval of the following information.

For your convenience, complete the information on the enclosed document(s) and return them with any other requested item.

     1. Signature on Application Supplement for: BERNARD YOUNG

     Other requested items:
     Copy of IRS issuance of Employer Tax Identification number
     This letter signed and dated below acknowledging acceptance of the amount and revised terms listed below.





Please return the requested information in the enclosed envelope. Unless we receive this information by March 11, 2002, we'll assume that you do not want us to proceed with your request and we'll take no further action.

If you return all requested information and sign accepting the terms of the new credit limit, the terms of your credit line agreement will be revised as follows:

     o Interest will be charged on the outstanding principal balance at an annual variableinterest rate equal to the Bank's Reference Rate plus
          3.2250 percentage points. The Bank's Reference Rate is defined on the back of this letter.

     o The annual fee of $50.00 will continue to be assessed annually, on the schedule established in your original agreement.

     o If your credit line is linked to your business checking account for overdraft protection service, each overdraft advance shall be subject to an overdraft transfer fee equal to 2% of the advanced amount with a minimum of $3 and a maximum of $15.

The principal reasons we're unable to approve the amount of your original credit request are:


     Insufficient income


If we have received incorrect information, you have additional information or you have any questions, please call us at 1.888.931.LOAN. See important information about your rights under the Equal Credit Opportunity Act on the back of this letter.

Thank you for giving Bank of America this opportunity to meet your business financing needs. We look forward to hearing from you.